SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF THE REPORT (Date of Earliest Event Reported): February 19, 1998


                          REPUBLIC FIRST BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     PENNSYLVANIA                    0-17007                23-2486815
(STATE OR OTHER JURISDICTION    (COMMISSION FILE         (I.R.S. EMPLOYER
     OF INCORPORATION)               NUMBER)              IDENTIFICATION NO.)

                    1608 WALNUT STREET, PHILADELPHIA PA 19103
              (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (215) 735-4422


         (FORMER NAME OR FORMER ADDRESS, IF CHANGED FROM LAST REPORT)


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Item 5.  Other Events.

     On February 19, 1998 the Registrant announced a 20% stock dividend payable to all holders of the Registrant=s common stock on the record date of March 2, 1998. The stock dividend will be distributed on March 27, 1998. The result for shareholders of record on March 2, 1998 will be a 6 for 5 stock split.

     In addition, on February 25, 1998, the Registrant and its President, Rolf Stensrud, agreed to amend certain terms of Mr. Stensrud's employment contract, including increasing the base salary under the Agreement for 1998, setting more favorable bonus criteria for 1998, and establishing a new expiration date as of December 31, 1998 to coincide with the fiscal year of the Bank.





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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



REPUBLIC FIRST BANCORP, INC.
(Registrant)


Dated:  March 6, 1998                       By: /s/ GEORGE S. RAPP
                                             George S. Rapp,
                                             Executive Vice President and
                                             Chief Financial Officer







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